                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                            10400 Connecticut Avenue
                           Kensington, Maryland 20895

                                                                     May 5, 1997

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of the Washington Real Estate Investment Trust to be held on Wednesday, June 25, 1997. The formal Notice of the meeting and a Proxy Statement describing the proposal to be voted on are enclosed.

    The meeting is being held to elect two Trustees and to transact such other business as may properly come before the meeting.

    Please read the Proxy Statement, then complete, sign and return your Proxy in the enclosed envelope. Regardless of the number of shares you own, your vote is important.

                                          Sincerely,
                                          Arthur A. Birney
                                          Chairman of the Board

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of the Shareholders (the "Annual Meeting") of the Washington Real Estate Investment Trust (the "Trust") will be held at the Hyatt Regency Hotel, One Bethesda Metro Center, Bethesda, Maryland on Wednesday, June 25, 1997 at 11:00 a.m., for the following purposes:

        1.  To elect two Trustees; and

        2. To transact such other business as may properly come before the meeting.

    The Trustees have fixed the close of business on April 21, 1997 as the record date for shares entitled to vote at the Annual Meeting.

    The Annual Report of the Trust, Proxy Statement and a Proxy are enclosed with this Notice.

    You are requested, if you cannot be present at the meeting, to sign and return the Proxy in the enclosed business reply envelope promptly.

                                          Benjamin H. Dorsey
                                              Secretary

May 5, 1997.

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                            10400 Connecticut Avenue

                           Kensington, Maryland 20895

                                PROXY STATEMENT

    This Proxy Statement is furnished by the Trust's Board of Trustees (the "Board") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on June 25, 1997, and at any and all adjournments thereof. Mailing of this Proxy Statement will commence on or about May 5, 1997. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Abstentions are voted neither "for" nor "against", but are counted in the determination of a quorum. A Proxy on the enclosed form may be revoked by the Shareholder at any time prior to its exercise at the meeting by submitting, to the Secretary of the Trust, a duly executed Proxy bearing a later date or by attending the Annual Meeting and orally withdrawing the Proxy.

    The voting securities of the Trust consist of shares of beneficial interest, $.01 per share par value ("Shares"), of which 31,827,844 Shares were issued and outstanding at the close of business on March 31, 1997. So far as is known to the Trust, no person holds of record or beneficially as much as 5% of the outstanding Shares. The Trust has no other class of voting security. Each Share outstanding on April 21, 1997, will be entitled to one vote. Shareholders do not have cumulative voting rights.

                                       I.
                      THE BOARD OF TRUSTEES AND MANAGEMENT

THE BOARD OF TRUSTEES

    The Board consists of seven Trustees divided into two classes of two Trustees each, and one class of three Trustees. The terms of the Trustees continue until the Annual Meetings to be held in 1997, 1998 and 1999, respectively, and until their respective successors are elected and qualified. At each Annual Meeting, two or three Trustees are elected, subject to the limitations described below, for a term of three years to succeed those Trustees whose terms expire at such Annual Meeting. The Trust's By-Laws provide that no Trustee shall be nominated or elected as a Trustee after such person's 72nd birthday. The By-Laws further provide that any Trustee who is first elected a Trustee after April 5, 1996 shall tender his resignation as a Trustee on his 72nd birthday.

    The Board held 19 meetings in 1996 and acted one time by written consent in lieu of a meeting. The Nominating Committee, consisting of Messrs. Birney, Cronin and Osnos, makes recommendations to the Board for nominations of Trustees. The Nominating Committee met three times in 1996 for this purpose. The Trustees will consider recommendations for nominations for Trustee received from shareholders provided that the shareholder submits such recommendation in writing before April 15, 1998 accompanied by a written statement setting forth the reasons the Trust would benefit from the election of such nominee. The Audit Committee, consisting of Messrs. Cafritz and Osnos, meets at least quarterly with the President and Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer to review operating results and other matters. The Audit Committee reviews management's independent public accountant selection and makes recommendations to the Board based on that review. The Committee also questions management and WRIT's independent public accountants on the application of accounting and reporting standards to WRIT and makes recommendations to the Board regarding dividend declarations. The Audit Committee met four times in 1996. A Compensation Committee, composed of Messrs. Cronin, Snyder and Cafritz, is responsible for making recommendations to the Board with respect to compensation decisions. The Compensation Committee met two times during 1996. See "Report on Executive Compensation" below. All members of the Board attended more than 75% of the total number of meetings held during 1996.

    The six non-officer Trustees of the Trust, Messrs. Birney, Cafritz, Dorsey, Kahn, Osnos and Snyder, are compensated in the form of fees. This amount for each such Trustee was $33,000 for 1996. Mr. Birney, who served as Chairman of the Board, and Mr. Dorsey who served as Secretary of the Trust, received additional remuneration for such services of $9,500 and $24,000, respectively. During 1996, the Trust utilized the legal services of the law firm of Arent Fox Kintner Plotkin & Kahn, of which Trustee David M. Osnos is a senior partner. The amount of fees paid to Arent Fox did not exceed 5% of that firm's 1996 gross revenues or 5% of the Trust's 1996 gross revenues.

    The following table sets forth the names and certain biographical information concerning each of the current Trustees.

                                                                                         SERVED AS                     TERM
NAME                                                PRINCIPAL OCCUPATION(*)            TRUSTEE SINCE       AGE        EXPIRES
-----------------------------------------  -----------------------------------------  ---------------      ---      -----------

Arthur A. Birney.........................  Chairman of the Trustees                           1961         69             1997
                                           Managing Partner and Chief Executive
                                           Officer, Washington Brick & Terra Cotta
                                           Co.(Real Estate Holding and Development
                                           Company); President, Port Annapolis
                                           Marina; Managing Partner, Queenstown
                                           Harbor Golf Links L.P.

B. Franklin Kahn.........................  Chairman Emeritus                                  1960         72             1997

Edmund B. Cronin, Jr.....................  President and Chief Executive Officer              1994         60             1998

Benjamin H. Dorsey.......................  Secretary of the Trust                             1960         73             1998
                                           Retired General Counsel

David M. Osnos...........................  Senior Partner, Arent Fox Kintner Plotkin          1987         65             1998
                                           & Kahn (Legal counsel to the Trust);
                                           Director, VSE Corporation (engineering);
                                           Director, EastGroup Properties (real
                                           estate investment trust)

William N. Cafritz.......................  President, William Cafritz Development             1984         71             1999
                                           Corp. (real estate development)

Stanley P. Snyder........................  Chairman, Snyder-Cohn-Collyer-Hamilton &           1968         62             1999
                                           Associates, P.C., formerly Snyder,
                                           Kamerow & Associates, P.C. (Certified
                                           Public Accountants)

------------------------

(*) Each person has held the indicated position for more than the past five years except Messrs. Birney, Cronin, Dorsey and Kahn.

    Mr. Arthur A. Birney, a founding Trustee, is Managing Partner and Chief Executive Officer of Washington Brick & Terra Cotta Co., a real estate investment and holding company founded in 1892, President of Port Annapolis Marina, Inc. and Managing Partner of Queenstown Harbor Golf Links L.P.

    Mr. Edmund B. Cronin, Jr. has 36 years of real estate investment, development, operations and finance experience in the Mid-Atlantic region. From 1977 to 1993, he served as Chairman and Chief Executive Officer of Smithy Braedon, a full service commercial real estate firm providing leasing, sales, asset management, finance, consulting, advisory and development services. From 1993 until joining the Trust in June 1994, Mr. Cronin was Chief Executive Officer of H.G. Smithy Company, a real estate management and advisory service company.

    Mr. Benjamin H. Dorsey retired as General Counsel of the Trust as of December 31, 1995. Mr. Dorsey had served as Secretary and General Counsel of the Trust since 1960. Mr. Dorsey continues to serve as Secretary and as a Trustee.

    Mr. B. Franklin Kahn retired as Chairman of the Trustees and Chief Executive Officer of the Trust effective March 9, 1995, a position he had held since 1960. Mr. Kahn serves as a Trustee until the expiration of his term on June 25, 1997.

OTHER EXECUTIVE OFFICERS

    The following table contains information regarding other executive officers of the Trust. Such officers are elected annually by the Board and serve at the Board's discretion.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Larry E. Finger......................................      43       Senior Vice President--Chief Financial Officer

Mary Beth Avedesian..................................      37       Vice President--Investments

Brian J. Fitzgerald..................................      35       Vice President--Leasing

Laura M. Franklin....................................      36       Vice President--Chief Accounting Officer, Asst. Secy.

George F. McKenzie...................................      41       Vice President--Asset Management

Kenneth C. Reed......................................      44       Vice President--Property Management

Thomas L. Regnell....................................      40       Vice President--Acquisitions

    Mr. Larry E. Finger, an attorney and CPA, joined the Trust in December 1993 and was elected Senior Vice President, Chief Financial Officer in June 1995. From 1978 to 1991, Mr. Finger served with Savage/Fogarty Companies, Inc., a real estate investment, management and development company based in Alexandria, Virginia, most recently as Chief Operating Officer. During 1992 and until he joined the Trust, Mr. Finger created and operated a multi-restaurant delivery business.

    Ms. Mary Beth Avedesian joined the Trust as Vice President--Investments in March 1995. From 1993-1995, Ms. Avedesian was an Assistant Vice President for Towle Financial Services, where she performed acquisition due diligence and asset management. Before Towle, Ms. Avedesian was employed for two years as an Asset Manager and Marketing Manager for AMRESCO, a subsidiary of NationsBank formed to dispose of bank-owned property; and for four years with Himmel and Company as a Financial Analyst and Development Manager.

    Mr. Brian J. Fitzgerald joined the Trust in January of 1996 as Vice President--Leasing. From 1984 to 1993, Mr. Fitzgerald served as a commercial leasing broker with Smithy Braedon Company in Northern Virginia. In 1993, he became a Vice President of H. G. Smithy Company, with responsibilities for managing all agency leasing activities. From the date of the merger of H. G. Smithy Commercial Management Group with Cushman & Wakefield of Washington, D.C., Inc. in June of 1994, until joining the Trust, Mr. Fitzgerald managed institutional agency leasing activities at Cushman & Wakefield, Inc. of Washington, D.C.

    Ms. Laura M. Franklin, a CPA, joined the Trust in 1993. From 1984 to 1993, Ms. Franklin served with the public accounting firm of Reznick, Fedder and Silverman, P.C. specializing in audit and tax services for real estate clients.

    Mr. George F. McKenzie joined the Trust in September of 1996 as Vice President--Asset Management. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, most recently as Vice President, Investment & Sales, responsible for property dispositions throughout the East Coast. Prior assignments included mortgage originations and asset management in the Mid-Atlantic region.

    Mr. Kenneth C. Reed joined the Trust as Vice President--Property Management in June of 1995. Mr. Reed has served as President of CSN Management Corp. since 1988 and continues to serve as CSN President. CSN manages all of WRIT's properties and only WRIT properties.

    Mr. Thomas L. Regnell joined the Trust as Vice President--Acquisitions in January of 1995. From 1992 to 1994, Mr. Regnell served as an Investment Officer with Federal Realty Investment Trust in Bethesda, Maryland. Mr. Regnell was responsible for Federal Realty's real estate acquisitions in the Midwest and Southeast United States. Prior to joining Federal Realty, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company in Bethesda, Maryland. Mr. Regnell was associated with Spaulding & Slye for seven years.

    There are no family relationships between any Trustee or executive officer.

OWNERSHIP OF SHARES BY TRUSTEES AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning all Shares beneficially owned as of April 21, 1997, by each Trustee, by each of the "Named Officers" (as defined in "Executive Compensation" below) and by all Trustees and Executive Officers as a group. Unless otherwise indicated, the voting and investment powers for the Shares listed are held solely by the named holder.

                                                                                  PERCENTAGE
                                                                                    OF
NAME                                                              SHARES OWNED    TOTAL
---------------------------------------------------------------  --------------   ------

Arthur A. Birney...............................................    48,433(1)       0.15%

William N. Cafritz.............................................    18,787          0.06%

Edmund B. Cronin, Jr...........................................    36,545(2)       0.11%

John M. Derrick, Jr.(3)........................................         0          0.00%

Benjamin H. Dorsey.............................................    83,522(1)(2)    0.26%

Larry E. Finger................................................    11,827(2)       0.04%

Laura M. Franklin..............................................     6,004(2)       0.02%

Sandra T. Hunt.................................................    23,043(2)       0.07%

B. Franklin Kahn...............................................   401,444(1)(2)    1.26%

David M. Osnos.................................................       900          0.00%

Thomas L. Regnell..............................................     3,619(2)       0.01%

Stanley P. Snyder..............................................     5,062          0.02%

All Trustees and Executive Officers as a group (16 persons)....   651,764(2)       2.05%

------------------------

(1) Includes shares held in a trust.

(2) Includes shares subject to options exercisable within 60 days, as follows:
    Mr. Cronin, 25,761; Mr. Dorsey, 23,376; Mr. Finger, 10,003; Ms. Franklin, 6,004; Ms. Hunt, 20,220; Mr. Kahn, 92,216; Mr. Regnell, 3,419 shares; and
    all Trustees and Executive Officers as a group, 193,054.

(3) Mr. Derrick is not currently a Trustee, but is nominated for election as a Trustee at the June 1997 shareholder meeting.

                                      II.
                              ELECTION OF TRUSTEES

    Messrs. Birney and Derrick stand for election as Trustees at the Annual Meeting, to serve for three years. It is intended that the proxies given to the persons named in the accompanying Proxy (unless otherwise indicated on such Proxy) will be voted for the election of Messrs. Birney and Derrick. Mr. Birney currently serves as Chairman of the Board of Trustees. Mr. Derrick is President/COO of the Potomac Electric Power Company (PEPCO). He joined the Company in 1961, and was elected to his present position in December 1992. A Licensed Professional Engineer in the District of Columbia and Maryland, Mr. Derrick earned his bachelor's degree in Electrical Engineering from Duke University in 1961. He belongs to the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers, the Washington Society of Engineers, the Edison Electric Institute, and the Greater Washington Board of Trade. He is also Treasurer of the United States Energy Association and a member of the boards of Junior Achievement, the Maryland Chamber of Commerce, Wesley Theological Seminary, the Accokeek Foundation, the Nature Conservancy Maryland/District of Columbia Chapters, the Historical Society of Washington, the University of Maryland Foundation, the Arena Stage and the Board of Associates at Gallaudet University. He is active in Duke University affairs, serving on the Dean's Council of the School of Engineering.

    If a nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute nominee nominated by the Board. The election of Trustees requires the affirmative vote of the holders of a majority of the Shares voting at the Annual Meeting either in person or by proxy.

          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE
             ELECTION OF ARTHUR A. BIRNEY AND JOHN M. DERRICK, JR.

                                      III.
                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table shows the compensation awarded, earned or paid during the past three years to the Trust's Chief Executive Officer and each of the Trust's four other most highly compensated executive officers (the "Named Officers") whose compensation exceeded $100,000 for the periods indicated.

                                                SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                       ANNUAL COMPENSATION                              COMPENSATION
                                                ----------------------------------     OTHER ANNUAL        OPTIONS
NAME AND PRINCIPAL POSITION                       YEAR     SALARY ($)   BONUS ($)   COMPENSATION($)(1)  GRANTED(#)(2)
----------------------------------------------  ---------  ----------  -----------  ------------------  -------------
Edmund B. Cronin, Jr. President and Chief            1996    $360,000   $  84,933                            26,650
  Executive Officer, Trustee                         1995    $295,000                                        20,171
                                                     1994    $171,875                                        15,675

Larry E. Finger, Senior Vice President and           1996    $200,000  $   47,185                            14,806
  Chief Financial Officer                            1995    $150,000                                         6,838
                                                     1994    $125,000                                         6,584

Laura M. Franklin, Vice President and Chief          1996     $82,500  $   19,464                             6,107
  Accounting Officer                                 1995  $   60,000                                         4,103
                                                     1994  $   47,500                                         3,128

Sandra T. Hunt, Vice President--Leasing              1996    $161,600                       $ 9,323           6,838
                                                     1995    $161,810                       $18,646           6,584
                                                     1994    $151,700

Thomas L. Regnell, Vice President--                  1996    $125,000  $   29,491                             9,254
  Acquisitions                                       1995    $107,914                                         6,838

------------------------

(1) Represents accrued vacation paid in cash.

(2) All options reflected in the table were granted under the Washington Real Estate Investment Trust 1991 Stock Option Plan, as amended (the "Stock Option Plan"), except 9,091 of Mr. Cronin's 1994 options and 13,333 of Mr. Cronin's 1995 options, which were granted as non-qualified options pursuant to his Employment Agreement described below.

    The Trust has an Employment Agreement with Edmund B. Cronin, Jr., establishing Mr. Cronin's position initially as President and Chief Operating Officer of the Trust. The Agreement was entered into on May 11, 1994 for a term of two years and eight months ending on December 31, 1996, unless earlier terminated by either party. Pursuant to the Employment Agreement, Mr. Cronin received an annual base salary of $275,000 in his first year of employment, subject to annual review by the Board. Mr. Cronin received standard insurance, vacation and sick leave benefits and was eligible to participate in the Trust's Pension Plan. The Agreement provided for the grant to Mr. Cronin of incentive stock options in December 1994, 1995 and 1996 to purchase $100,000 worth of Trust shares each year, based on the then current market price of such shares, which shall also be the option exercise price. In addition, the Agreement provided that Mr. Cronin receive non-qualified options in December 1994, 1995 and 1996 for an amount equal to the difference between his then current base salary and $100,000, based on the then current market price of the Shares, except for options granted in December 1994 for which the exercise price was based on the market value of the Shares as of June 1, 1994. The Employment Agreement further provided that, not later than September 30, 1994, the Board would consider whether Mr. Cronin should be nominated to a position as Trustee. He was appointed a Trustee on September 13, 1994 and was elected President and Chief Executive Officer effective March 9, 1995.

OPTION GRANTS TABLE

    The following table shows the specified information with respect to options granted to the Named Officers in 1996.

                                           1996 OPTION GRANTS TABLE

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF STOCK
                                                   NUMBER OF    PERCENTAGE                                PRICE APPRECIATION
                                                  SECURITIES     OF TOTAL                                    FULL 10-YEAR
                                                  UNDERLYING      OPTIONS                                    OPTION TERM
                                                    OPTIONS     GRANTED TO     EXERCISE    EXPIRATION   ----------------------
NAME                                              GRANTED(1)     EMPLOYEES      PRICE         DATE          5%         10%
------------------------------------------------  -----------  -------------  ----------  ------------  ----------  ----------
Edmund B. Cronin, Jr............................      26,650          29.3%   $  16.1875    12/16/2006  $  271,303  $  687,536
Larry E. Finger.................................      14,806          16.3%   $  16.1875    12/16/2006  $  150,729  $  381,976
Laura M. Franklin...............................       6,107           6.7%   $  16.1875    12/16/2006  $   62,171  $  157,553
Sandra T. Hunt..................................      --               N/A           N/A           N/A         N/A         N/A
Thomas L. Regnell...............................       9,254          10.2%   $  16.1875    12/16/2006  $   94,208  $  238,741

------------------------

(1) Options become exercisable 50% after one year and 100% after two years. 20,473 of Mr. Cronin's options, 8,629 of Mr. Finger's options and 3,077 of Mr. Regnell's options were granted as non-qualified stock options. See "IV. Report on Executive Compensation--Executive Compensation Program."

    The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the SEC's rules and therefore are not intended to forecast possible future appreciation in the price of the Shares, which would benefit all shareholders. For example, in order for the Named Officers to realize the potential values set forth in the 5% and 10% columns in the table above, the price per Share of the Shares would have to be approximately $26-3/8 and $42, respectively, as of the expiration date of the option. Actual gains, if any, on option exercises and Share holdings are dependent on the future performance of the Shares and overall stock market conditions.

AGGREGATED OPTION EXERCISES AND OPTION VALUE TABLE

    The following table shows information concerning the exercise of stock options during 1996 by each of the Named Officers and the year-end value of unexercised options.

                         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION
VALUES

                                                                       NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN
                                                                      OPTIONS AT DECEMBER 31,       THE MONEY OPTIONS AT
                                             SHARES                             1996                 DECEMBER 31, 1996
                                            ACQUIRED       VALUE     --------------------------  --------------------------
NAME                                       ON EXERCISE  REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Edmund B. Cronin, Jr.....................      --           --           25,761         36,736    $  44,221    $    63,974
Larry E. Finger..........................      --           --           10,023         18,225    $  25,055    $    29,263
Laura M. Franklin........................      --           --            6,004          8,159    $  13,132    $    13,914
Sandra T. Hunt...........................      35,370    $ 113,416       20,220          3,419    $  25,055    $     9,830
Thomas L. Regnell........................      --           --            3,419         12,673    $   9,830    $    21,976

------------------------

(1) Value realized represents the difference between the exercise price of the options and the closing price of the underlying shares on the date preceding the exercise date.

PENSION PLAN

    The Trust has a non-contributory defined benefit pension plan (the "Pension Plan") that covers all employees who met certain requirements regarding age and years of service before December 31, 1995. The Pension Plan was amended on December 12, 1995 to fix benefits and years of service accruals as of December 31, 1995.

    The following table is illustrative of various annual payments that would be made pursuant to the Pension Plan upon retirement on an individual's 65th birthday, assuming the indicated five-year average remuneration and years of service.

                               PENSION PLAN TABLE

                                                                               YEARS OF SERVICE
                                                             -----------------------------------------------------
  REMUNERATION                                                  15         20         25         30         35
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
 $125,000..................................................  $  34,440  $  45,920  $  57,400  $  68,880  $  71,176
  150,000..................................................     41,565     55,420     69,275     83,130     85,901
  175,000..................................................     48,690     64,920     81,150     97,380    100,626
  200,000..................................................     55,815     74,420     93,025    111,630    115,351
  225,000..................................................     62,940     83,920    104,900    125,880    130,076
  250,000..................................................     70,065     93,420    116,775    140,130    144,801
  300,000..................................................     84,315    112,420    140,525    168,630    174,251
  400,000..................................................    112,815    150,420    188,025    225,630    233,151
  450,000..................................................    127,065    169,420    211,775    254,130    262,601
  500,000..................................................    141,315    188,420    235,525    282,630    292,051

    The Pension Plan provides for retirement upon the participant's 65th birthday, disability or attainment of age 50 with 10 or more years of service at an actuarially reduced benefit. The Pension Plan provides both retirement benefits and death benefits prior to retirement. Retirement benefits are based on the participant's average salary during the five years of employment which produces the highest average. Accrued pension benefits are fully vested after six years of employment. Death benefits are based on the projected monthly pension benefit.

                                      IV.
                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  IN COMPENSATION DECISIONS

    The Board determined executive compensation for 1996. A Compensation Committee (the "Compensation Committee") composed of Messrs. Cronin, Cafritz and Snyder was responsible for making recommendations to the Board with respect to 1996 compensation decisions. Mr. Cronin, the Trust's Chief Executive Officer, was not involved in the consideration or vote concerning his own compensation.

EXECUTIVE COMPENSATION PRINCIPLES

    The Trust's Executive Compensation Program is based on guiding principles designed to align executive compensation with Trust values and objectives, business strategy, management initiatives and business financial performance. In applying these principles the Compensation Committee has established a program designed to:

    - Attract and retain key executives critical to the long-term success of the Trust.

    - Reward executives for long-term strategic management and the enhancement of shareholder value.

    - Support a performance-oriented environment that rewards performance based upon exceeding Trust operating performance goals.

EXECUTIVE COMPENSATION PROGRAM

    For 1996, the Board, upon recommendation of the Compensation Committee, adopted an Incentive Compensation Plan (the "Plan") to align executive compensation with shareholder interests through salaries, cash bonuses and option grants tied to pre-set objective performance goals.

    Under the Plan, salaries for the Trust's executive officers were set based upon (i) a review of the compensation paid to similarly situated executive officers employed by companies comprising the EREIT Index (see page 11, Performance Graph for a definition of the EREIT Index); and (ii) a subjective evaluation of each executive officer's performance throughout the year. See "Executive Compensation-- Performance Graph" for additional discussion regarding the EREIT Index. Specific performance goals were not established for the Trust's executive officers during 1996 regarding salary, but as described below, were established for bonus and option purposes. In general, the EREIT Index comparison and the subjective evaluation were weighted equally by the Board when making individual salary decisions. The Board believes that compensation paid to the Trust's executive officers is comparable to that paid by the companies comprising the EREIT Index.

    Cash bonuses would be paid only if the Trust's Funds From Operations ("FFO") per Share grew by at least 5%. If this minimum threshold was achieved, a bonus pool would be created as follows: 8% of the first 7% of the growth in FFO per share, plus 15% of the growth in FFO per share in excess of 7% would go into the bonus pool. Executive Officers of the Trust and selected middle management share the bonus pool pro-rata based on their salaries.

    Long-term incentives are provided through the Stock Option Plan, which provides for the grant of incentive stock options and non-qualified stock options. Executive Officers and selected senior management receives option grants equal to the total of their salary and cash bonus divided by the exercise price, i.e., the share price on the date of the grant. All option prices are at fair market value on the date of grant and expire after 10 years.

    The Board believes that compensation paid to the Trust's executive officers is comparable to that paid by the companies comprising the EREIT Index.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Cronin's 1996 compensation consisted of his salary, bonus and options based upon the Plan described above. Mr. Cronin's salary was determined by the Board (excluding Mr. Cronin) after a recommendation by the Compensation Committee (excluding Mr. Cronin) and was based upon (i) a review of the compensation paid to Chief Executive Officers employed by companies comprising EREIT Index and (ii) a subjective evaluation of Mr. Cronin's performance throughout the year. As described above under the Plan, specific performance goals were not established for Mr. Cronin during 1996 regarding salary but, as described above, were established for bonus and option purposes. In general, the EREIT Index comparison and the subjective evaluation were weighted equally by the Board when making the decision to set Mr. Cronin's 1996 salary at $360,000. Compensation paid to Mr. Cronin is comparable to compensation paid to the Chief Executive Officers of the companies comprising the EREIT Index.

                                                    THE BOARD OF TRUSTEES
                                                    Arthur A. Birney

                                                    William N. Cafritz

                                                    Edmund B. Cronin, Jr.

                                                    Benjamin H. Dorsey

                                                    B. Franklin Kahn

                                                    David M. Osnos

                                                    Stanley P. Snyder

PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total shareholder return on the Shares with the cumulative total return of companies making up the Standard & Poor's 500 Stock Index as provided by Standard & Poor's Corporation and the Equity Real Estate Investment Trust Index (excluding Health Care REITs) (the "EREIT Index") as provided by the National Association of Real Estate Investment Trusts. The EREIT Index is a compilation of 172 companies as of December 31, 1996 which qualify as real estate investment trusts and own real property and/or equity interests in real property, and has been weighted according to each individual company's stock market capitalization. The EREIT Index companies are traded on the New York and American Stock Exchanges and on the Nasdaq Stock Market. The graph assumes an initial investment of $100 on December 31, 1991 and the reinvestment of all dividends paid thereafter with respect to such $100 investment.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             WRIT       EREIT       S&P
1991            $100       $100       $100
1992             119        121        108
1993             126        143        118
1994             105        148        120
1995             109        168        164
1996             127        230        202

                                                                               1991       1992       1993       1994       1995
                                                                             ---------  ---------  ---------  ---------  ---------
WRIT.......................................................................  $     100  $     119  $     126  $     105  $     109
EREIT......................................................................        100        121        143        148        168
S&P........................................................................        100        108        118        120        164

                                                                               1996
                                                                             ---------
WRIT.......................................................................  $     127
EREIT......................................................................        230
S&P........................................................................        202

                                       V.
                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Arthur Andersen LLP served as the Trust's independent public accountants for 1996, succeeding Price Waterhouse LLP, the Trust's prior independent accountants. The Board has appointed Arthur Andersen LLP as the Trust's independent public accountant for 1997. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the stockholders.

SECURITIES REPORTING REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Trustees and certain officers to file reports of changes in stock ownership with the SEC and with the American Stock Exchange, with copies to the Trust. Based solely on a review of such copies, the Trust believes that all such filing requirements have been met for the year ended December 31, 1996.

EXPENSES AND ADMINISTRATION

    The cost of this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, some of the officers and regular employees of the Trust may solicit proxies by telephone or telecopier, will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Shares held of record by such persons and may also verify the accuracy of marked proxies by contacting record and beneficial owners of Shares. The Trust will reimburse such persons for expenses incurred in forwarding such soliciting material.

1998 ANNUAL MEETING

    Shareholders may present proposals to be considered for inclusion in the Proxy Statement relating to the 1998 Annual Meeting, provided they are received by the Trust no later than December 24, 1997 and are in compliance with applicable laws and SEC regulations.

                                          Benjamin H. Dorsey
                                          SECRETARY

May 5, 1997.

1.  Election of two Trustees

    Nominees (for the terms stated in the Proxy Statement): Arthur A. Birney and
    John M. Derrick, Jr.

    For, except vote withheld from the following Nominee:                               FOR       WITHHELD
    --------------------------------                                                    / /         / /

2. Such other matters as may come before the meeting, hereby revoking any proxy or proxies heretofore given.

                                         IF NO CHOICE IS SPECIFIED, THIS PROXY
                                         WILL BE VOTED "FOR" THE NOMINATED
                                         TRUSTEES. PROXIES WILL BE VOTED AS
                                         DIRECTED OR SPECIFIED.

                                         PLEASE vote at once. It is important.

                                         Please mark your choice in black ink.

SIGNATURE                               DATE
               ----------------------              ---------------

SIGNATURE                               DATE
               ----------------------              ---------------

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.
      When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 25, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    The undersigned shareholder of Washington Real Estate Investment Trust appoints Benjamin H. Dorsey and Edmund B. Cronin, Jr., and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Washington Real Estate Investment Trust at the Annual Meeting of Shareholders to be held on June 25, 1997, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)